UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2019, Arianna Huffington informed the Company of her intention to resign as a member of its board of directors, effective as of July 24, 2019.

In a note to the Board regarding Ms. Huffington’s departure, Ron Sugar, the Company’s independent chairperson of the board, stated: “Arianna has been a dynamic and invaluable board member and we are grateful for her service. I understand her decision to devote more of her energy to Thrive Global, and we remain excited to watch her continued progress.”

Ms. Huffington stated: “Given Thrive’s growth, it has become clear to me that I will no longer be able to give my Uber board duties the attention they deserve, so I will be stepping down. It has been an unforgettable three-year ride, and I’m grateful to have been able to work alongside my fellow board members and witness the incredible work of thousands of Uber employees around the world.”

Ms. Huffington’s resignation was not the result of any disagreement between Ms. Huffington and the Company, its management, board of directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: July 24, 2019	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer